SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 21, 2008 (March 17, 2008)

CHEMBIO DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-30379	88-0425691
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
3661 Horseblock Road
Medford, NY 11763
(Address of principal executive offices)
631-924-1135
(Registrant’s Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02  Unregistered Sales of Equity Securities.

On March 20, 2008, Chembio Diagnostics, Inc. (the “Company”) issued James D. Merselis options to purchase 9,000 shares of the Company’s common stock, exercisable at $0.15 per share, which was the closing price of the Company’s common stock on March 20, 2008.  No cash was exchanged in this issuance, and these shares were issued to Mr. Merselis in consideration for his service as a member of the Company’s Board of Directors.  This issuance was granted based on exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state laws pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D.  This issuance qualified for this exemption from registration because (i) the Company did not engage in any general solicitation or advertising to market the securities;  (ii) all the Company's reports filed under the Securities Exchange Act of 1934 were made available to Mr. Merselis; (iii) Mr. Merselis was provided the opportunity to ask questions and receive answers from the Company regarding the issuance; (iv) Mr. Merselis has knowledge and experience in financial and business matters so that he was capable of evaluating the merits and risks of an investment in the Company; and (v) Mr. Merselis received “restricted securities” that include a restrictive legend on the certificate.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           Effective March 17, 2008, the Company’s Board of Directors (the “Board”) elected James D. Merselis to become a member of the Board. From 2002 to 2007, Mr. Merselis served as the President, Chief Executive Officer, and Director of Hemosense, Inc. (AMEX: HEM), a company that develops, manufactures, and sells handheld blood coagulation monitoring systems.  During his tenure at Hemosense, Inc., Mr. Merselis led the company through multiple rounds of private financing, an initial public offering, and a sale to Inverness Medical Innovations.  From 1998 to 2002, Mr. Merselis served as President, Chief Executive Officer, and Director of Micronics, Inc., a Redmond, WA, based company that develops in vitro diagnostic products for disease diagnosis, prognosis, and treatment monitoring.  Under the leadership of Mr. Merselis, Micronics, Inc., raised substantial venture capital, established and developed strategic partnerships, and significantly broadened its intellectual property portfolio.  From 1976 to 1998, Mr. Merselis held multiple positions at Boehringer Manneheim, including serving as Managing Director of the British affiliate of Boehringer Manneheim from 1994 to 1995, Executive Vice President and Director of Boehringer Mannheim Diagnostics USA from 1995 to 1997, and Senior Vice President and Director Boehringer Mannheim Diagnostics USA from 1997 to 1998.  He holds an Advanced Management Program Certificate from the Harvard Business School and a Bachelor of Science in Pre-Medicine from Nebraska Wesleyan University.

On March 20, 2008, Mr. Merselis was granted options to purchase 9,000 shares of the Company’s common stock, as described in Item 3.02 herein.

ITEM 7.01.  REGULATION FD DISCLOSURES.

On March 20, 2008, the Company issued a press release titled “Chembio Appoints James D. Merselis to Board of Directors.” A copy of the press release is furnished herewith as Exhibit 99.1.

On March 17, 2008, the Company issued a press release titled “Webcast Alert: Lippert/Heilshorn Life Sciences Virtual Conference (Chembio Diagnostics, Inc.).”  A copy of the press release is furnished herewith as Exhibit 99.2.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 and Exhibits 99.1 and 99.2 in this Current Report on Form 8-K shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.  This Current Report on Form 8-K does not constitute a determination of whether any information included herein is material.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit  99.1 - Press Release titled “Chembio Appoints James D. Merselis to Board of Directors” dated March 20, 2008.

Exhibit 99.2  - Press Release titled “Webcast Alert: Lippert/Heilshorn Life Sciences Virtual Conference (Chembio Diagnostics, Inc.)” dated March 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  March 21, 2008                                                                           Chembio Diagnostics, Inc.

         By:  /s/ Lawrence A. Siebert
Lawrence A. Siebert
Chief Executive Officer